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                                                                  EXHIBIT 10.37

                       HAYES MICROCOMPUTER PRODUCTS, INC.

                          BOARD INCENTIVE WARRANT PLAN

                   1. PURPOSE. The purpose of this HAYES MICROCOMPUTER PRODUCTS, INC. BOARD INCENTIVE WARRANT PLAN (the "Plan") is to advance the interests of HAYES MICROCOMPUTER PRODUCTS, Inc., a Georgia corporation (the "Company"), by strengthening the ability of the Company to attract qualified directors by providing them with an opportunity to receive warrants to purchase common stock of the Company and thereby permitting them to share in the Company's success (the "Board Warrants"). Capitalized terms used but not defined herein shall have the meanings assigned to them in that certain Agreement and Plan of Merger with Financial Sub, Inc. and certain Investors presented to the Board herewith (the "Agreement").

                   2. EFFECTIVE DATE. This Plan was adopted by the Board of Directors of the Company (the "Board") on April 11, 1996 and is effective upon the Effective Time of the Merger.

                   3. STOCK COVERED BY THE PLAN. The shares of common stock that may be made subject to Board Warrants (as defined in the Investors Shareholders' Agreement) under this Plan ("Shares") shall equal an aggregate of six percent (6%) of the common stock, $.01 par value, of the Company ("Common Stock") issued and outstanding as of the Effective Time of the Merger on a fully diluted basis (but without giving effect to the Board Warrants or the options provided for pursuant to Section 10.4 of the Investors Shareholders' Agreement) (the "Maximum Amount"). The Shares purchased pursuant to Board Warrants under this Plan shall be authorized but unissued Shares.

                   4. ADMINISTRATION. This Plan shall be administered by the Board, whose construction and interpretation of the Plan's terms and provisions shall be final and conclusive. The Board shall have authority, subject to the express provisions of the Plan, to construe the Plan, any Board Warrant agreement and any related agreements, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of a Board Warrant agreement and related agreements, and to make all other determinations in the judgment of the Board necessary or desirable for the administration of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan, in any Board Warrant agreement, or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency. No director shall be liable for any action or determination made in good faith.

                   5. ELIGIBLE RECIPIENTS. Board Warrants shall be issued by the Secretary of the Company acting on behalf of the Company to members of the Board of Directors of the Company on the date of the first meeting of the Board following the Merger without the need




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for any further action on the part of the Board and shall be granted equally to the Board members (considered as a unit) appointed by (a) the Principal Shareholder and (b) Rinzai in any proportion with respect to the directors appointed by such shareholders that the Secretary is instructed to issue the Board Warrants by such shareholders, respectively; provided, however, that in each case the Board Warrants issued to each such unit shall be exercisable in respect of an aggregate of 200,000 shares of Common Stock. Additional Board Warrants may be issued from time to time to members of the Board as determined by the Board; provided, however, that the total amount of Board Warrants issued shall not exceed the Maximum Amount.

                   6. DURATION OF THE PLAN. This Plan shall terminate ten (10) years from the effective date hereof, unless terminated earlier pursuant to
Section 3 hereafter, and no Board Warrants may be granted or made thereafter.

                   7. TERMS AND CONDITIONS OF BOARD WARRANTS. Board Warrants granted under this Plan shall be evidenced by a Board Warrant, a form of which is attached hereto as Exhibit "A", the terms and conditions of which are hereby incorporated herein by this reference.

                   8. TERMINATION OR AMENDMENT OF PLAN. The Board may at any time terminate the Plan or make such changes in or additions to the Plan as it deems advisable without further action on the part of the shareholders of the Company, provided that no such termination or amendment shall adversely affect or impair any then outstanding Board Warrant without the consent of the holder thereof.


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